Exhibit 99.1

FOR IMMEDIATE RELEASE

CAREER EDUCATION CORPORATION ANNOUNCES PLANS FOR STRATEGIC DIVESTITURES OF SELECTED SCHOOLS

Company Focuses on Brand Prioritization and Targeted Business Strategy

HOFFMAN ESTATES, Ill., November 15, 2006 (BUSINESS WIRE) — Career Education Corporation (NASDAQ: CECO) today announced its decision to sell several of its schools and campuses, including the nine campuses that comprise the Gibbs division; McIntosh College; the two campuses belonging to Brooks College (Long Beach and Sunnyvale) and Lehigh Valley College.

“As Career Education positions itself for the future, we will be better targeting our business strategy and concentrating our resources on those areas where we have the greatest competitive advantage, the highest levels of expertise, and proven success,” said Bob Dowdell, Career Education’s interim president and chief executive officer.  “We believe that the net result of these decisions will be a stronger operation and a more effective focus on what we do best:  preparing students for careers they are passionate about through our high-quality boutique schools, our gold-standard brands, and our flexible, student-centered product offerings.”

The company will continue to invest in the schools throughout the divestiture process, including strengthening educational programming and services to students, and continuing its support of faculty and staff.  “Each of these schools is valuable and important in their local community and has real future potential,” said Dowdell. “We are confident that they will flourish under new ownership.”

Conference Call Information

Career Education Corporation will host a conference call today, November 15, 2006 at 9:00 AM (Eastern Time).  Interested parties can access the live webcast of the conference call at www.careered.com.  Participants can also listen to the conference call by dialing 617-213-8837 (international) or 866-700-7101 (domestic) and citing code 34740612.  Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection.  An archived version of the webcast will be accessible for seven days at www.careered.com.  A replay of the call will also be available for seven days by calling 617-801-6888 (international) or 888-286-8010 (domestic) and citing code 69377175

About Career Education Corporation

The colleges, schools and universities that are part of the Career Education Corporation (CEC) family currently offer high quality education to approximately 100,000 students across the world in a variety of career-oriented disciplines. The 80-plus campuses that now serve these students are located throughout the U.S., and in Canada, France, and the United Kingdom, and offer doctoral, master’s, bachelor’s, and associate degrees and diploma and certificate programs. Many students attend the fully online educational platforms offered by American InterContinental University Online and Colorado Technical University Online.

Career Education is an industry leader whose gold-standard brands are recognized globally. Those brands include, among others, the Le Cordon Bleu Schools North America; the Harrington College of Design; the Brooks Institute of Photography; the Katharine Gibbs Schools; American InterContinental University; Colorado Technical University and Sanford-Brown Institutes and Colleges. The mission of CEC, through its schools, its educators, and its employees is education — their primary goal, to enable students to graduate successfully and pursue rewarding careers.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “anticipate,” “believe,” “plan,” “expect,” “intend,” “project,” “will,” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various risks, uncertainties, and other factors that could cause our actual growth, results of operations, performance and business prospects, and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by federal securities laws, we undertake no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason.  These risks and uncertainties, the outcome of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: future financial and operational results, including the impact of the impairment of goodwill and other intangible assets; risks related to our ability to comply with accrediting agency requirements or obtain accrediting agency approvals, including the adverse impact of negative publicity concerning the continued probation status of American InterContinental University and ongoing review by its accrediting body; risks related to our ability to comply with, and the impact of changes in, legislation and regulations that affect our ability to participate in student financial aid programs; costs, risks, and effects of legal and administrative proceedings and investigations and governmental regulations, including the pending Securities and Exchange Commission and Justice Department investigations and class action, derivative, and other lawsuits; costs and difficulties related to the integration of acquired businesses; risks related to our ability to manage and continue growth; risks related to the sale of any schools and campuses; risks related to competition, general economic conditions, and other risk factors relating to our industry and business and the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2005, and from time to time in our other reports filed with the Securities and Exchange Commission.

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Media:	Pattie Overstreet-Miller
847/851-7351

Lynne Baker
847/851-7006

Investors:	Karen M. King
847/585-3899

www.careered.com

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

PRO FORMA UNAUDITED CONSOLIDATED STATEMENT OF INCOME

For the Three Months Ended September 30, 2006

(In thousands, except per share amounts and percentages)

					CEC
		% of		Other	Less Gibbs &	% of
	CEC	Revenue	Gibbs	Colleges (1)	Other Colleges	Revenue

REVENUE:
Tuition and registration fees	$437,996	94.7%	$25,088	$10,893	$402,015	94.9%
Other	24,389	5.3%	833	1,899	21,657	5.1%
Total revenue	462,385	100.0%	25,921	12,792	423,672	100.0%

OPERATING EXPENSES:
Educational services and facilities	159,519	34.5%	15,305	7,334	136,880	32.4%
General and administrative (2)	251,903	54.5%	17,713	7,762	226,428	53.5%
Depreciation and amortization	21,886	4.7%	2,147	938	18,801	4.5%
Goodwill and intangible asset impairment charge	785	0.2%	—	—	785	—%
Total operating expenses	434,093	93.9%	35,165	16,034	382,894	90.4%
Income from operations	28,292	6.1%	(9,244)	(3,242)	40,778	9.6%

OTHER INCOME (EXPENSE):
Interest income	4,491	1.0%	15	2	4,474	1.1%
Interest expense	(322)	-0.1%	—	—	(322)	-0.1%
Share of affiliate earnings	510	0.1%	—	—	510	0.1%
Miscellaneous income	120	0.1%	—	—	120	0.1%
Total other income	4,799	1.1%	15	2	4,782	1.2%

Income before provision for income taxes	33,091	7.2%	(9,229)	(3,240)	45,560	10.8%
PROVISION FOR INCOME TAXES	12,376	2.7%	(3,452)	(1,212)	17,039	4.1%

NET INCOME	$20,715	4.5%	$(5,777)	$(2,028)	$28,521	6.7%

NET INCOME PER SHARE - DILUTED:	$0.22				$0.30

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING:	96,195				96,195

(1)	Includes Brooks College - Long Beach, Brooks College - Sunnyvale, Lehigh Valley College, and McIntosh College.

(2)

General and administrative expenses for Gibbs and Other Colleges includes internal management fees of $1.8 million and $0.8 million, respectively, charged to the campuses by the corporate office. Please see our 2005 Annual Report on Form 10-K for a discussion of the nature of such internal management fees.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

PRO FORMA UNAUDITED CONSOLIDATED STATEMENT OF INCOME

For the Nine Months Ended September 30, 2006

(In thousands, except per share amounts and percentages)

					CEC
		% of		Other	Less Gibbs &	% of
	CEC	Revenue	Gibbs	Colleges (1)	Other Colleges	Revenue

REVENUE:
Tuition and registration fees	$1,413,074	95.6%	$79,904	$34,045	$1,299,125	95.8%
Other	64,726	4.4%	2,184	5,172	57,370	4.2%
Total revenue	1,477,800	100.0%	82,088	39,217	1,356,495	100.0%

OPERATING EXPENSES:
Educational services and facilities	478,017	32.3%	46,181	21,898	409,938	30.2%
General and administrative (2)	765,105	51.8%	56,201	25,703	683,201	50.4%
Depreciation and amortization	64,837	4.4%	6,579	2,934	55,324	4.1%
Goodwill and intangible asset impairment charge	96,149	6.5%	10,389	—	85,760	6.3%
Total operating expenses	1,404,108	95.0%	119,350	50,535	1,234,223	91.0%
Income from operations	73,692	5.0%	(37,262)	(11,318)	122,272	9.0%

OTHER INCOME (EXPENSE):
Interest income	13,469	0.9%	19	2	13,448	1.0%
Interest expense	(1,010)	-0.1%	(3)	—	(1,007)	-0.1%
Share of affiliate earnings	2,109	0.1%	—	—	2,109	0.2%
Miscellaneous income	(9)	0.1%	(39)	—	30	—%
Total other income	14,559	1.0%	(23)	2	14,580	1.1%

Income before provision for income taxes	88,251	6.0%	(37,285)	(11,316)	136,852	10.1%
PROVISION FOR INCOME TAXES	62,346	4.2%	(13,945)	(4,232)	80,523	5.9%

NET INCOME	$25,905	1.8%	$(23,340)	$(7,084)	$56,329	4.2%

NET INCOME PER SHARE - DILUTED:	$0.26				$0.57

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING:	98,556				98,556

(1)	Includes Brooks College - Long Beach, Brooks College - Sunnyvale, Lehigh Valley College, and McIntosh College.

(2)

General and administrative expenses for Gibbs and Other Colleges includes internal management fees of $5.7 million and $2.5 million, respectively, charged to the campuses by the corporate office. Please see our 2005 Annual Report on Form 10-K for a discussion of the nature of such internal management fees.

CAREER EDUCATION CORPORATION

SELECTED POPULATION AND START SEGMENT INFORMATION

	During the Quarter ended September 30, 2006
STUDENT STARTS:	CEC	Gibbs and Other Colleges (1)	CEC Less Gibbs and Other Colleges	CEC Less Gibbs and Other Colleges During the Quarter ended September 30, 2005	Percent Change
University segment	11,730	—	11,730	15,250	-23%
Culinary Arts segment	4,320	—	4,320	4,300	0.5%
Colleges segment	3,220	690	2,530	2,990	-15%
Health Education segment	4,070	—	4,070	4,050	0.5%
Academy segment	1,860	—	1,860	2,280	-18%
Gibbs segment	1,620	1,620	—	—	N/A
INSEEC segment	2,680	—	2,680	2,400	12%
	29,500	2,310	27,190	31,270	-13%

	As of October 31, 2006
STUDENT POPULATION:	CEC	Gibbs and Other Colleges (1)	CEC Less Gibbs and Other Colleges	CEC Less Gibbs and Other Colleges as of October 31, 2005	Percent Change
University segment	41,400	—	41,400	46,400	-11%
Culinary Arts segment	11,700	—	11,700	12,500	-6%
Colleges segment	11,800	2,600	9,200	10,700	-14%
Health Education segment	11,700	—	11,700	11,200	5%
Academy segment	10,000	—	10,000	10,100	-1%
Gibbs segment	7,000	7,000	—	—	N/A
INSEEC segment	6,000	—	6,000	5,500	9%
	99,600	9,600	90,000	96,400	-7%

(1)

Gibbs and Other Colleges include nine Gibbs segment campuses and four Colleges segment campuses (Brooks College - Long Beach, Brooks College - Sunnyvale, Lehigh Valley College, and McIntosh College). The Health Education segment has one campus in teach-out, Sanford-Brown Institute in Springfield, MA, which had a student population of 130 as of October 31, 2006 and 220 as of October 31, 2005.